As filed with the Securities and Exchange Commission on December 12, 2012

Registration No. 333-167202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Physicians Formula Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0340099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1055 West 8th Street, Azusa, California  91702 (626) 334-3395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ingrid Jackel

Chief Executive Officer

Physicians Formula Holdings, Inc.

1055 West 8th Street

Azusa, California 91702

(626) 334-3395

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 originally filed by Physicians Formula Holdings, Inc. (the “Company”) on May 28, 2010 (Registration Statement No. 333-167202) (the “Registration Statement”) is being filed to deregister any and all of the 650,000 shares of the Company’s common stock, par value $0.01 per share, that remain unsold under the Registration Statement as of the date of the effectiveness of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Azusa, State of California, on the 12th day of December 2012.

Physicians Formula Holdings, Inc.

By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Office

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Ingrid Jackel	Chief Executive Officer and Director	December 12, 2012
	Ingrid Jackel	(Principal Executive Officer)

	/s/ Leslie H. Keegan	Senior Vice President of Finance	December 12, 2012
	Leslie H. Keegan	(Principal Financial Officer and Principal Accounting Officer)

	*	President and Director	December 12, 2012
Jeffrey P. Rogers

	/s/ Bruce E. Kanter	Director	December 12, 2012
Bruce E. Kanter

	/s/ A. Alexander Taylor	Director	December 12, 2012
A. Alexander Taylor

	*	Director	December 12, 2012
Charles J. Hinkaty

	*	Director	December 12, 2012
Thomas E. Lynch

*By:	/s/ Ingrid Jackel	Attorney-in-Fact	December 12, 2012
Ingrid Jackel

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